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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

        This Employment Agreement ("Agreement") is made and entered into, at Irvine, California, as of February 14, 2000, by and between A.I.N. Corporation, a California corporation (the "Company"), with offices at 3170 Crow Canyon Place, #270, San Ramon; autobytel.com inc., a corporation duly organized under the laws of the State of Delaware and the sole stockholder of the Company (the "Parent"), with offices at 18872 MacArthur Blvd., Irvine, California 92612-1400; and Michael Gorun (hereinafter referred to as the "Executive"), who resides at 2583 Alamo County Circle, Alamo, California 94507.

                                    RECITALS

        WHEREAS: Executive desires to be employed and the Company desires to employ Executive, subject to the following terms and conditions.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

                                    ARTICLE 1

                               TERM OF EMPLOYMENT

        The Company hereby employs the Executive as President of the Company and the Executive hereby accepts such employment by the Company for a period of three (3) years (the "Term") commencing from the date hereof (the "Commencement Date") and expiring upon the third anniversary of the Commencement Date, unless extended by mutual agreement of the parties.

                                    ARTICLE 2

                             DUTIES AND OBLIGATIONS

        2.1 During the Term of this Agreement, the Executive shall: (i) devote his full business time, attention and energies to the business of the Company;
(ii) shall use his best efforts to promote the interests of the Company; (iii) shall perform all functions and services as the President of the Company, including general management and supervision over the operations of the business and employees of the Company; (iv) shall act in accordance with the policies and directives of the Company, as determined from time to time by the Board of Directors of the Company (the "Board") and by the Chief Executive Officer of the Parent.

        2.2 The Executive covenants and agrees that, while actually employed by the Company, he shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business or commercial nature to any other person or organization, including, but not limited to,



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providing services to any business that is in competition with or similar in nature to the Company or the Parent, whether for compensation or otherwise, without the prior written consent of the Board. Notwithstanding anything herein contained to the contrary, this Agreement shall not be construed to prohibit the Executive from making passive personal investments or conducting personal business, financial or legal affairs or other personal matters if those activities do not materially interfere with the services required hereunder.


                                    ARTICLE 3

                                  COMPENSATION

        3.1 As compensation for the services to be rendered by the Executive pursuant to this Agreement, the Company will pay the Executive a base salary equal to Two Hundred Twenty- Five Thousand Dollars ($225,000) per year during the Term of this Agreement, which rate shall be reviewed by the Board annually and may be increased (but not reduced) by the Board in such amounts as the Board, in its sole discretion, deems appropriate. The base salary shall be paid in substantially equal bimonthly installments, in accordance with the normal payroll practices of the Company.

        3.2 The Company shall provide the Executive with the opportunity to earn an annual bonus for each fiscal year of the Company, occurring in whole or in part during the Term. The annual bonus payable to the Executive shall be in such amount and based on such criteria for the award as may be established by the Board from time to time. Any bonus shall be paid as promptly as practicable following the end of the preceding fiscal year. The Executive shall participate in all other employee benefit plans in which other senior executives of the Company are eligible collectively to participate from time to time.

        3.3 As further consideration for the services rendered by the Executive during the Term, the Executive shall be granted a stock option to purchase shares of the Parent's common stock on the terms and conditions set forth in the Stock Option Agreement attached as Exhibit A (the "Option").

        3.4 The Company shall have the right to deduct or withhold from the compensation due to the Executive hereunder any and all sums required for federal income and employee social security taxes and all state or local income taxes now applicable or that may be enacted and become applicable during the Term.




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                                          ARTICLE 4

                                      EMPLOYEE BENEFITS


        4.1 The Company agrees that the Executive shall be entitled to all ordinary and customary perquisites afforded to executive employees of the Company.

        4.2 The Executive shall be entitled to three (3) weeks of paid vacation for each year of his employment hereunder.


                                    ARTICLE 5

                                BUSINESS EXPENSES

        5.1 The Company shall pay or reimburse the Executive for all reasonable and authorized business expenses incurred by the Executive during the Term; such payment or reimbursement shall not be unreasonably withheld so long as said business expenses have been incurred for and promote the business of the Company and are incurred in accordance with the Company's expense reimbursement policies.

        5.2 As a condition to reimbursement under this Article 5, the Executive shall furnish to the Company adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of each expenditure. The Executive acknowledges and agrees that failure to furnish the required documentation may result in the Company denying all or part of the expense for which reimbursement is sought.

                                    ARTICLE 6

                            TERMINATION OF EMPLOYMENT

        6.1 Termination for Cause. The Board may, during the Term, without notice to the Executive, terminate this Agreement and discharge the Executive for Cause, whereupon the respective rights and obligations of the parties hereunder shall terminate; provided, however, that the Company shall pay the Executive any amount due and owing pursuant to Articles 3, 4, and 5, prorated to the date of termination. As used herein, the term "for Cause" shall refer to the termination of the Executive's employment as a result of any one or more of the following: (i) Executive commits any willful breach or gross neglect of his duties under this Agreement after written notice to Executive specifying such breach or neglect and if possible a reasonable opportunity to cure such of not less than ten (10) days, (ii) Executive is convicted of a felony or charged with a misdemeanor involving a moral turpitude, or (iii) Executive breaches the covenants contained in Article 8 hereof.

        6.2 Termination Without Cause. The Company in its sole and absolute discretion may elect to terminate this Agreement without Cause or prior warning immediately upon written notice to Executive, in which event the Company's only obligations shall be to pay to Executive




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(i) any amount due and owing pursuant to Articles 3, 4, and 5, prorated to the date of termination and (ii) the Executive's salary for an additional One Hundred Eighty (180) days following the termination.

        6.3 Termination for Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Term. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Term, it shall give written notice to the Executive of its intention to terminate his employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of his duties.

           For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform his duties under this Agreement on account of physical or mental illness or incapacity for a period of one hundred twenty
(120) consecutive calendar days, or for a period of one hundred eighty (180) calendar days, whether or not consecutive, during any three hundred sixty-five
(365) day period.

        6.4 Termination for Good Cause. The Executive may terminate his employment with the Company due to the Company's relocation of the Executive's principal business office more than 50 miles outside San Ramon, California without his consent, in which event the Company's only obligations shall be to pay to Executive (i) any amount due and owing pursuant to Articles 3, 4, and 5, prorated to the date of termination and (ii) the Executive's salary for an additional One Hundred Eighty (180) days following the termination.


                                    ARTICLE 7

                                 INDEMNIFICATION


        7.1 If the Executive is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, or appeal therefrom, whether civil, criminal, administrative, investigative or otherwise, because he is or was an officer or director of the Company, the Company shall indemnify the Executive against any reasonable expenses (including attorneys' fees and disbursements), and any judgments, fines and amounts paid in settlement incurred by him in connection with such claim, action, suit, proceeding or appeal therefrom to the extent such expenses, judgments, fines and amounts paid in settlement were not advanced by the Company on his behalf pursuant to Section 7.2 below, to the fullest extent permitted by law.

        7.2 Provided that Executive shall first have agreed in writing to repay such amounts advanced if it is determined by an arbitrator or court of competent jurisdiction that the Executive



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was not entitled to indemnification, upon the written request of the Executive specifying the amount of a requested advance and the intended use thereof, the Company shall indemnify Executive for his expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement incurred by him in connection with such claim, action, suit, proceeding or appeal whether civil, criminal, administrative, investigative or otherwise, in advance of the final disposition of any such claim, action, suit, proceeding or appeal therefrom to the fullest extent permitted by law.

                                    ARTICLE 8

                              RESTRICTIVE COVENANTS

        8.1 Covenant Not to Disclose Confidential Information. During the Term and following termination of this Agreement, the Executive agrees that, without the Company's prior written consent authorized by the Board, he will not use or disclose to any person, firm, association, partnership, entity or corporation, any confidential information concerning: (i) the business operations or internal structure of the Company, the Parent or any of their subsidiaries, joint ventures, other operations, affiliates or investments (collectively, the Business") ; (ii) the customers of the Business; (iii) the financial condition of the Business; and (iv) other confidential information pertaining to the Business, including without limitation, trade secrets, technical data, marketing analyses and studies, operating procedures, customer and/or inventor lists, or the existence or nature of any of the agreements concerning the Business; provided, however, that the Executive shall be entitled to disclose such information: (i) to the extent the same shall have otherwise become publicly available (unless made publicly available by the Executive); (ii) during the course of or in connection with any actual or potential litigation, arbitration, or other proceeding based upon or in connection with the subject matter of this Agreement; (iii) as may be necessary or appropriate to conduct his duties hereunder, provided the Executive is acting in good faith and in the best interest of the Company; or (iv) as may be required by law or judicial process.

        8.2 Covenant Not to Compete. The Executive acknowledges that he has established and will continue to establish favorable relations with the customers, clients and accounts of the Business and will have access to trade secrets concerning the Business. Therefore, in consideration of such relations and to further protect trade secrets, directly or indirectly, of the Company and the Parent, the Executive agrees that during the Term, the Executive will not, directly or indirectly, without the express written consent of the Board own or have any interest in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist in, any business which is engaged, directly or indirectly, in any business competitive with the Business in the United States at any time during the Term, or become associated with or render services to any person, firm, corporation or other entity so engaged ("Competitive Businesses"); provided, however; that the Executive may own without the express written consent of the Company not more than one percent (1%) of the issued and outstanding securities of any company or enterprise whose securities are listed on a



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national securities exchange or actively traded in the over-the-counter market.
Notwithstanding the foregoing, if any court determines that the covenant not to compete, or any part thereof, is unenforceable because of the duration of such provision or the geographic area or scope covered thereby, such court shall have the power to reduce the duration, area or scope of such provision to the extent necessary to make the provision enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced;

        8.3 Nonsolicitation. The Executive acknowledges that he has established and will continue to establish favorable relations with the customers, clients and accounts of the Business and will have access to trade secrets concerning the Business. Therefore, in consideration of such relations and to further protect trade secrets, directly or indirectly, of the Company and the Parent, the Executive agrees that during the Term and two (2) years thereafter, the Executive will not, directly or indirectly, without the express written consent of the Board

                (i) solicit clients, customers or accounts of the Company for, on behalf of or otherwise related to the Business or any products or services related thereto for any other person or entity; or

                (ii) solicit any person who is or shall be in the employ or service of the Business (or within 12 months of any such solicitation was in the employ or service of the Business) to leave such employ or service to become employed with any other business.

        8.4 Specific Performance. Recognizing that irreparable damage will result to the Company and the Parent in the event of the breach or threatened breach of any of the foregoing covenants and assurances by the Executive contained in this Article 8, and that the Company's and Parent's remedies at law for any such breach or threatened breach may be inadequate, the Company and the Parent and their successors and assigns, in addition to such other remedies which may be available to them, shall be entitled to an injunction to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Executive, and each and every person, firm or company acting in concert or participation with him, from the continuation of such breach. The obligations of the Executive and rights of the Company and the Parent pursuant to this Article 8 shall survive the termination of this Agreement. The covenants and obligations of the Executive set forth in this
Article 8 are in addition to and not in lieu of or exclusive of any other obligations and duties the Executive owes to the Company, whether expressed or implied in fact or law.

                                    ARTICLE 9

                               GENERAL PROVISIONS

        9.1 This Agreement and any attached schedules or exhibits (which are incorporated herein and shall be treated as a part of this Agreement) are intended to be the final, complete and



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exclusive agreement between the parties relating to the employment of the
Executive by the Company and all prior or contemporaneous understandings, representations and statements, oral or written, are merged herein. No modification waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.

        9.2 No waiver, by conduct or otherwise, by any party of any term, provision, or condition of this Agreement, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition nor as a waiver of a similar or dissimilar condition or provision at the same time or at any prior or subsequent time.

        9.3 The rights under this Agreement, or by law or equity, shall be cumulative and may be exercised at any time and from time to time. No failure by any party to exercise, and no delay in exercising, any rights shall be construed or deemed to be a waiver thereof, nor shall any single or partial exercise by any party preclude any other or future exercise thereof or the exercise of any other right.

        9.4 Except as otherwise provided in this Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Agreement shall be in writing. Such notice shall be personally served, sent by telegram, tested telex, fax or cable, or sent prepaid by either registered or certified mail with return receipt requested or Federal Express and shall be deemed given (i) if personally served or by Federal Express, when delivered to the person to whom such notice is addressed, (ii) if given by telegram, telex, fax or cable, when sent, or (ii) if given by mail, two (2) business days following deposit in the United States mail. Any notice given by telegram, telex, fax or cable shall be confirmed in writing by overnight mail or Federal Express within forty-eight
(48) hours after being sent. Such notices shall be addressed to the party to whom such notice is to be given at the party's address set forth below or as such party shall otherwise direct.

               If to the Parent or:       autobytel.com inc.
               the Company                18872 MacArthur Blvd., Second Floor
                                          Irvine, California 92612-1400
                                          Attn: General Counsel
                                          Facsimile: (949) 862-1323

               With a copy to:            Thomas Pollock, Esq.
                                          Paul, Hastings, Janofsky & Walker LLP
                                          345 California Street, 29th Floor
                                          San Francisco, California 94104
                                          Facsimile: (415) 217-5333

               If to the Executive:       Michael Gorun
                                          2583 Alamo County Circle
                                          Alamo, California 94507
                                          Facsimile: (925) 277-0260




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               With a copy to:            Paul Lion, Esq.
                                          Morrison & Foerster LLP
                                          755 Page Mill Road
                                          Palo Alto, California 94304
                                          Facsimile: (650) 494-0792

        9.5 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

        9.6 This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

        9.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

        9.8 The provisions of this Agreement are agreed to be severable, and if any provision, or application thereof, is held invalid or unenforceable, then such holding shall not effect any other provision or application.

        9.9 As used herein, and as the circumstances require, the plural term shall include the singular, the singular shall include the plural, the neuter term shall include the masculine and feminine genders, and the masculine term shall include the neuter and the feminine genders.

        9.10 Any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of Irvine, California, in accordance with the rules then in effect of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party hereto shall pay its or their own expenses incident to the negotiation, preparation and resolution of any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, provided, however, the Company shall pay and be solely responsible for any attorneys' fees and expenses and court or arbitration costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof to be performed by the Company if the Executive prevails in the contest in whole or in part.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                      AIN CORPORATION


                                      By:   /s/ Michael Gorun
                                         --------------------------------------
                                      Name: Michael Gorun
                                            -----------------------------------
                                      Title: President and Secretary
                                             ----------------------------------


                                      AUTOBYTEL.COM INC.



                                      By /s/ Ariel Amir
                                         --------------------------------------
                                      Name: Ariel Amir
                                            -----------------------------------
                                      Title: Vice-President and General Cousnel
                                             ----------------------------------


                                      /s/ Michael Gorun
                                      -----------------------------------------
                                      MICHAEL GORUN




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